CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated May 19, 2000, on the consolidated statements of operations, stockholders' equity and cash flows of Sparta Surgical Corporation for the year ended February 29, 2000, appearing in the Company's Annual Report on Form 10-KSB for the year ended February 28, 2001. We hereby consent to the incorporation by reference of said report in the Company's Registration Statement on Form S-8 (File No. 333-35468).



/s/ Grant Thornton LLP

San Jose, California
September 18, 2001